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                                                                    EXHIBIT 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



Microelectronic Packaging, Inc.
San Diego, California


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 26, 1997, except for Note 17 paragraph 8, which is as of April 5, 1997, and Note 9 paragraph 11 which is as of April 10, 1997, relating to the consolidated financial statements of Micro-electronic Packaging, Inc., as of our report dated March 26, 1997, relating to the schedules, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                    /s/ BDO Seidman, LLP
                                                    --------------------
                                                    BDO SEIDMAN, LLP


Costa Mesa, California
February 24, 1998